===============================================================================

                            SCHEDULE 14A INFORMATION

                   CONSENT STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant / /

Filed by a party other than the registrant /x/           / /  Confidential,
                                                              for Use of the
                                                              Commission Only
Check the appropriate box:                                    (as permitted by
/ / Preliminary consent statement                             Rule 14a-6(e)(2))

/ / Definitive consent statement

/ / Definitive additional materials

/X/ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           RJR NABISCO HOLDINGS CORP.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                BROOKE GROUP LTD.
                   ------------------------------------------
                  (Name of Person(s) Filing Consent Statement)

                                 ---------------

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

                                 ---------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: ____________

(2)      Form, schedule or registration statement no.: _____________

(3)      Filing party: ____________________

(4)      Date filed: _________________

===============================================================================

                              RJR TO SHAREHOLDERS:

                                   DROP DEAD!

On January 18, 1996, Bloomberg Business News reported that an RJR spokeswoman said that "the company won't agree to spin off Nabisco, even if as many as 90 percent of the shareholders favor it." This is a new high in contempt for shareholder rights.

Brooke Group believes RJR Nabisco must and will listen if you demand an immediate spinoff to unlock the value in your RJR Nabisco shares. Send a message to the RJR Nabisco Board--which owns less than 0.5% of the company--by supporting Brooke's consent solicitation.

Now is the time to speak--or forever hold your  . . . stock.

Remember, your shares were trading at $26-3/4 before Brooke's involvement.

                          IMPORTANT VOTING INFORMATION

YOU MUST SIGN, DATE AND RETURN THE BLUE CONSENT CARD. IF YOU DO NOT, YOU HAVE IN EFFECT VOTED AGAINST THE SPINOFF PROPOSAL.

Do not assume that your vote is unimportant or that the spinoff proposal will be adopted without your vote.

Do not assume that the company will eventually spin off Nabisco even without this vote.

DISCARD THE YELLOW CARD

To vote in favor of the Spinoff Proposal you need only sign, date and return the BLUE CONSENT CARD. You should not return a yellow card to the Company, even as a protest vote against the Board. Simply ignore and throw away any yellow card or other material you receive from RJR Nabisco.

                                   IMPORTANT

If you have any questions or comments about Brooke Group's solicitation, please call GEORGESON & COMPANY INC. at 1-800-223-2064. If you are interested in gaining access to information about this solicitation on the World Wide Web, use http;//www.georgeson.com.

                   As appeared in The Wall Street Journal and
                    The New York Times on January 22, 1996.